As filed with the Securities and Exchange Commission on December 20, 2013

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

PPG INDUSTRIES, INC. (Exact name of registrant as specified in its charter)
Pennsylvania	25-0730780
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One PPG Place Pittsburgh, Pennsylvania (Address of Principal Executive Offices)	15272 (Zip Code)

PPG INDUSTRIES EMPLOYEE SAVINGS PLAN (Full title of the plan)
Glenn E. Bost II Senior Vice President and General Counsel PPG Industries, Inc. Pittsburgh, Pennsylvania 15272 (Name and address of agent for service)
(412) 434-3131 (Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, par value $1.66 2/3 per share	12,000,000	$182.90	$2,194,800,000	$282,690.24

(1) Pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the PPG Industries Employee Savings Plan (the “Plan”). In addition, this Registration Statement also registers additional securities to be offered or issued upon adjustments or changes made to registered securities by reason of any stock splits, stock dividends or similar transactions as permitted by Rule 416(a) and Rule 416(b) under the Securities Act.

(2) The maximum offering price per share is estimated solely for purposes of calculating the registration fee pursuant to Rules 457(c) and (h) under the Securities Act, on the basis of the average of the high and low prices of the Common Stock, par value $1.66 2/3 per share (the “Common Stock”), of PPG Industries, Inc. (the “Registrant”), as reported on the New York Stock Exchange on December 16, 2013.
EXPLANATORY NOTE

This Registration Statement on Form S-8 is filed by PPG Industries, Inc., a Pennsylvania corporation (the “Corporation” or the “Registrant”), to register an additional 12,000,000 shares (the “Additional Shares”) of its common stock, par value $1.66 2/3 per share (the “Common Stock”), issuable under the PPG Industries Employee Savings Plan, as amended and restated (the “Plan”), which Additional Shares are in addition to the 12,000,000 shares of Common Stock registered on the Corporation’s Form S-8 filed on April 21, 2011 (Commission File No. 333-173656) (the “Prior Registration Statement”).

This Registration Statement relates to securities of the same class as that to which the Prior Registration Statement relates and is submitted in accordance with General Instruction E to Form S-8 regarding Registration of Additional Securities. Pursuant to General Instruction E of Form S-8, the contents of the Prior Registration Statement are incorporated herein by reference and made part of this Registration Statement, except as amended hereby.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act are incorporated by reference into this Registration Statement:

(a) the Registrant’s Annual Report on Form 10-K filed with the Commission for the fiscal year ended December 31, 2012 (File No. 001-01687);
(b) the Plan’s Annual Report on Form 11-K filed with the Commission for the Plan year ended December 31, 2012 (File No. 001-01687);
(c) the Registrant’s Quarterly Reports on Form 10-Q filed with the Commission for the fiscal quarters ended March 31, 2013, June 30, 2013 and September 30, 2013;
(d) the Registrant’s Current Reports on Form 8-K filed January 14, January 25, January 28, February 1 (two Forms 8-K), February 21, February 26, March 28, April 3, April 22, May 17, May 28 and July 18 (as to Item 2.05 only), and July 29 (two Forms 8-K), 2013, in each case other than information, if any, furnished under Items 2.02 or 7.01 of Form 8-K; and
(e) the description of the Registrant’s Common Stock contained in any Registration Statement filed pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including all amendments and reports updating such description.

All documents subsequently filed by the Registrant or the Plan with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date of this Registration Statement, but prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered by this Registration Statement have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement; provided, however, that the Registrant is not incorporating by reference any information furnished (but not filed) under Item 2.02 or Item 7.01 of any Current Report on Form 8-K. Each document incorporated by reference into this Registration Statement shall be deemed to be a part of this Registration Statement from the date of filing of such document with the Commission until the information contained therein is superseded or updated by any subsequently filed document which is incorporated by reference into this Registration Statement or by any document which constitutes part of the prospectus relating to the Plan meeting the requirements of Section 10(a) of the Securities Act.
Item 5. Interests of Named Experts and Counsel.

The validity of the Common Stock registered pursuant to this Form S-8 has been passed upon for the Registrant by Glenn E. Bost II, Senior Vice President and General Counsel of the Registrant. Mr. Bost owns shares of the Registrant’s Common Stock and holds options to purchase shares of the Registrant’s Common Stock. In addition, Mr. Bost may be granted additional stock awards or other compensation benefits from the Registrant on or after the date hereof.

Item 8. Exhibits.

The following exhibits are filed herewith or incorporated by reference as part of this Registration Statement:

Exhibit No.	Description

4.1	PPG Industries, Inc. Restated Articles of Incorporation, as amended (incorporated by reference to Exhibit 3 to the Registrant’s Quarterly Report on Form 10-Q for the period ended September 30, 2012).

4.2
Statement with Respect to Shares, amending the Restated Articles of Incorporation effective April 21, 1998 (incorporated by reference to Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K for the period ended December 31, 1998).

4.3	PPG Industries, Inc. Bylaws, as amended and restated on April 19, 2007 (incorporated by reference to Exhibit 3.2 to the Registrant’s Quarterly Report on Form 10-Q for the period ended March 31, 2007).

4.4
PPG Industries Employee Savings Plan, as amended and restated effective January 1, 2011 (incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form S-8 filed on April 21, 2011).

5.1	Opinion of Glenn E. Bost II, Senior Vice President and General Counsel of the Registrant, regarding the legality of the shares being registered hereunder.

23.1	Consent of Glenn E. Bost II, Senior Vice President and General Counsel of the Registrant (included in the Opinion filed as Exhibit 5.1).

23.2	Consent of Deloitte & Touche LLP.

24.1	Power of Attorney (contained on the signature page of this Registration Statement).

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on this 20th day of December, 2013.

PPG Industries, Inc.

By: /s/ Charles E. Bunch
Charles E. Bunch
Chairman and Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Glenn E. Bost II and Frank S. Sklarsky, and each of them singly, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution in each of them singly, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documentation in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent with full power and authority to do and perform each and every act and thing requisite and necessary to be done in or about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the date(s) indicated:

Signature	Title	Date
/s/ Charles E. Bunch Charles E. Bunch	Chairman of the Board and Chief Executive Officer (Principal Executive Officer) and a Director	December 20, 2013
/s/ Frank S. Sklarsky Frank S. Sklarsky	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	December 20, 2013
/s/ Stephen F. Angel Stephen F. Angel	Director	December 20, 2013
/s/ James G. Berges James G. Berges	Director	December 20, 2013
/s/ John V. Faraci John V. Faraci	Director	December 20, 2013
/s/ Hugh Grant Hugh Grant	Director	December 20, 2013
/s/ Victoria F. Haynes Victoria F. Haynes	Director	December 20, 2013
/s/ Michele J. Hooper Michele J. Hooper	Director	December 20, 2013
/s/ Robert Mehrabian Robert Mehrabian	Director	December 20, 2013
/s/ Martin H. Richenhagen Martin H. Richenhagen	Director	December 20, 2013
/s/ Robert Ripp Robert Ripp	Director	December 20, 2013
/s/ Thomas J. Usher Thomas J. Usher	Director	December 20, 2013
/s/ David R. Whitwam David R. Whitwam	Director	December 20, 2013

The Plan. Pursuant to the requirements of the Securities Act of 1933, the trustee (or other person who administers the employee benefit plan) has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on this 20th day of December, 2013.

PPG Industries Employee Savings Plan

By /s/ Karen P. Rathburn
Karen P. Rathburn
Administrator of the Plan

EXHIBIT INDEX

Exhibit No.	Description

4.1	PPG Industries, Inc. Restated Articles of Incorporation, as amended (incorporated by reference to Exhibit 3 to the Registrant’s Quarterly Report on Form 10-Q for the period ended September 30, 2012).

4.2
Statement with Respect to Shares, amending the Restated Articles of Incorporation effective April 21, 1998 (incorporated by reference to Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K for the period ended December 31, 1998).

4.3	PPG Industries, Inc. Bylaws, as amended and restated on April 19, 2007 (incorporated by reference to Exhibit 3.2 to the Registrant’s Quarterly Report on Form 10-Q for the period ended March 31, 2007).

4.4
PPG Industries Employee Savings Plan, as amended and restated effective January 1, 2011 (incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form S-8 filed on April 21, 2011).

5.1	Opinion of Glenn E. Bost II, Senior Vice President and General Counsel of the Registrant, regarding the legality of the shares being registered hereunder.

23.1	Consent of Glenn E. Bost II, Senior Vice President and General Counsel of the Registrant (included in the Opinion filed as Exhibit 5.1).

23.2	Consent of Deloitte & Touche LLP.

24.1	Power of Attorney (contained on the signature page of this Registration Statement).